Schedule 14A Information

Proxy Statement Pursuant to Section 14(A) of the Securities Exchange Act of 1934
(Amendment No. __)

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TIFF INVESTMENT PROGRAM

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© 2023 TIFF Advisory Services, Inc. All rights reserved. May not be reproduced or distributed without permission. Reorganization Overview July 24, 2023 Throughout this presentation, TIFF is used to refer to TIFF Advisory Services (“TAS”).

© 2023 TIFF Advisory Services, Inc. All rights reserved. May not be reproduced or distributed without permission. Today’s Speakers Jessica Portis, CFA | Head of Member Portfolio Management and Services 2 Kane Brenan | CEO

© 2023 TIFF Advisory Services, Inc. All rights reserved. May not be reproduced or distributed without permission. 3 Reorganization Overview ▪ TIFF is transforming its corporate structure to become an employee - owned public benefit limited liability company ▪ Offering employees equity makes TIFF competitive with peers in attracting talent and aligning incentives more closely with members ▪ There are no anticipated changes to the TIFF team, operations, investment approach, or portfolio managers ▪ Members stand to benefit directly from the change, including via future fee waivers 1 and educational programs ▪ Our Board remains intact and will continue to provide strategic and advisory oversight ▪ We expect the transaction will conclude Q3 or Q4 ’23 We view this transaction as a continuation of TIFF’s three - decade legacy 1 The amount and timing of any such fee waivers has not been determined and such fee waivers, if provided, may not be material.

© 2023 TIFF Advisory Services, Inc. All rights reserved. May not be reproduced or distributed without permission. For use with institutional investors only, not for use with retail investors. Although the TIFF team, operations, and investment approach will remain intact, the corporate conversion triggers a “change in control” provision that requires member consent and new advisory agreements reflecting the new name 4 Reorganization Mechanics Corporate structure converted to limited liability company (LLC) Same team, with fiduciary responsibility held by employee Board of Directors Change in control of fund advisory agreements Members approve new advisory agreements New agreements effective upon completion of transaction

© 2023 TIFF Advisory Services, Inc. All rights reserved. May not be reproduced or distributed without permission. For use with institutional investors only, not for use with retail investors. The new corporate structure strengthens TIFF’s ability to continue to provide investment excellence and enhances its service to nonprofits Rationale for Reorganization 5 Vital Tool to Attract and Retain Talent Aligns with peer compensation mechanisms Adjusts to change in competitive dynamics Incentivizes loyalty to organization Positions TIFF if Industry Consolidates No plans today for M&A; however, adds future potential to acquire firm for targeted resources Simplifies TIFF structure Converting from a non - stock corporation to an employee - owned public benefit LLC Further Incentivizes Team Rewards leadership and creativity Reintroduces former TIFF incentive schemes Further aligns with client outcomes

© 2023 TIFF Advisory Services, Inc. All rights reserved. May not be reproduced or distributed without permission. For use with institutional investors only, not for use with retail investors. The reorganization strengthens our commitment to serve nonprofits and to give back to our members and communities Charitable Donations Member Fee Waivers Educational Programs Additional Member Benefits / Use of Paid in Capital 6

© 2023 TIFF Advisory Services, Inc. All rights reserved. May not be reproduced or distributed without permission. For use with institutional investors only, not for use with retail investors. In addition to the benefits expected under the new corporate structure, TIFF sought to ensure the reorganization preserved features members valued most Preserving Valued Attributes 7 TIFF’s Attributes TIFF’s View of Reorganization Impact 02 Strengthened; equity as retention/recruitment tool Caliber of team and service 03 Unrelated; mildly diluted due to PE funds’ appeal to non - E&F clients Nonprofit client base 04 Strengthened; member fee breaks Competitive fees 01 Strengthened; results from team and Board caliber Investment expertise 05 Same/strengthened; focus shifts to idea generation Board involvement 06 Strengthened; clarity around structure Organizational structure

© 2023 TIFF Advisory Services, Inc. All rights reserved. May not be reproduced or distributed without permission. For use with institutional investors only, not for use with retail investors. Oversight and Governance *The Benefit Board is legally known as TAS II, Inc. **The Mutual Fund Board is legally known as TIFF Investment Program (TIP) Board. TIFF’s new governance structure enhances focus on investment outcomes and mission support Shift from oversight to advisory role Maintain participation from top E&F institutions Share investment and best practice insights Advisory Board Benefit Board* Oversee deployment of capital towards mission - related initiatives Desired as additional review and point of continuity Mutual Fund Board** Maintain oversight of Multi - Asset Fund Continue to act independently and with due care Board of Directors Comprised of TIFF senior leaders Elected by employee shareholders Responsible for day - to - day management 8

© 2023 TIFF Advisory Services, Inc. All rights reserved. May not be reproduced or distributed without permission. For use with institutional investors only, not for use with retail investors. Numerous third - party experts were engaged to facilitate a robust process and optimal alignment between members, future shareholders, and TIFF Due Diligence Process Service Provider Function Houlihan Lokey Valuation and Technical Accounting Support PwC Tax Structuring Advice Morris, Nichols, Arsht, & Tunnell, LLP Board of Directors Independent Legal Counsel Stradley Ronon Stevens and Young, LLP Management Legal Counsel Vedder Price Mutual Fund Legal Counsel State Street SEC Filings Various Industry Consultants/Advisors Insights into Comparable Equity Programs 9

Key Dates and Member Action Items

The transaction is expected to close in late third quarter or early fourth quarter of 2023.
Member action items vary based on investment vehicle utilized

Multi-Asset Fund (MAF) Investors

- Hard copy proxy statement mailed and likely received ~July 3
- MAF member meeting scheduled for September 8
- Proxy card due before September 8 and can be returned via USPS, email, or fax (if not attending the meeting)

Limited Partnership (LP) Investors

- Applicable to investments in all TIFF limited partnerships (e.g., TKF, TCF, TPEP)
- Key contact received electronic letter and consent form on June 30
- Consent form or objection due August 15 from authorized signor

Custom Member (CM) Investors

- Follow instructions related to LP and MAF investments, if applicable
- Your MSG Director will reach out regarding additional document updates required
- Finalized documents to be returned around September 29

June 16	June 30	July 3	August 15	September 8	September 29
MAF record date	LP received Letter / consent form by email	MAF received proxy statement by mail	LP consent form or objection due	MAF proxy card due / member meeting	CM document updates due

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© 2023 TIFF Advisory Services, Inc. All rights reserved. May not be reproduced or distributed without permission. For use with institutional investors only, not for use with retail investors.

© 2023 TIFF Advisory Services, Inc. All rights reserved. May not be reproduced or distributed without permission. For use with institutional investors only, not for use with retail investors. TIFF continues to prioritize investment excellence and support of the nonprofit community How Will TIFF Be Different From Other OCIOs We will be organized as a public benefit company and hope to get B Lab certified We expect to have an advisory board of top nonprofit CIOs and executives We believe we have broader equity ownership than most OCIOs We will continue to focus on nonprofits as our main client type We intend to use paid in capital in unique ways to support our mission We expect to maintain strong manager partnerships to secure capacity constrained opportunities 11

Contact Us Phone 610 - 684 - 8200 Email info@tiff.org LinkedIn @tiff - investment - management Locations Radnor, PA 170 N. Radnor Chester Road Suite 300 Radnor, PA 19087 Boston, MA 200 State Street 15th Floor Boston, MA 02109 © 2023 TIFF Advisory Services, Inc. All rights reserved. May not be reproduced or distributed without permission. These materials do not constitute investment, legal or tax advice and should not be relied on as such. All expressions of opinion are subject to change. TIFF specifically disclaims any duty to update this information. Opinions expressed herein are those of TIFF and are not a recommendation to buy or sell any securities. The enclosed materials may contain forward - looking statements. In some cases, you can identify forward[1]looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of such terms or other comparable terminology. Although TIFF believes the expectations reflected in the forward - looking statements are reasonable, actual events or results may differ materially from those reflected or contemplated in any forward - looking statements made in the video. 12